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                                                                  Exhibit (a.39)


                      THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 38 TO
                             MASTER TRUST AGREEMENT


         This Amendment No. 38 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the "Agreement"), is made as of June __, 2008.

         WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated twenty-one sub-trusts known as the Payden Limited Maturity Fund, Payden Short Bond Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Opportunity Bond Fund, Payden High Income Fund, Payden Cash Reserves Money Market Fund, Payden Tax Exempt Bond Fund, Payden California Municipal Income Fund, Payden Growth & Income Fund, Payden Market Return Fund, Payden U.S. Growth Leaders Fund, Payden Global Short Bond Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund, Payden/Wilshire Longevity Fund 2010+, Payden/Wilshire Longevity Fund 2020+, Payden/Wilshire Longevity Fund 2030+, Payden/Wilshire Longevity Fund 2040+ and Payden Global Equity Fund; and

         WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

         WHEREAS, the Trustees hereby desire to establish and designate an additional sub-trust, to be known as the Payden/Kravitz Cash Balance Plan Fund, and to fix the rights and preferences of the shares of such additional sub-trust, effective June __, 2008;

         NOW THEREFORE:

         1. Effective June __, 2008, the first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

                  "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty-two Sub-trusts and classes


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thereof: Payden Limited Maturity Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Short Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden U.S. Government Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Core Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Opportunity Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden GNMA Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden High Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Cash Reserves Money Market Fund, which shall consist of two classes of shares designated as "Investor Class" shares and "Class D" shares; Payden Tax Exempt Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden California Municipal Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Value Leaders Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Market Return Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden U.S. Growth Leaders Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Global Short Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Global Fixed Income Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Emerging Markets Bond Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden Global Equity Fund, which shall consist of one class of shares designated as "Investor Class" shares; Payden/Wilshire Longevity Fund 2010+, which shall consist of one class of shares designated as "Investor Class" shares; Payden/Wilshire Longevity Fund 2020+, which shall consist of one class of shares designated as "Investor Class" shares; Payden/Wilshire Longevity Fund 2030+, which shall consist of one class of shares designated as "Investor Class" shares; Payden/Wilshire Longevity Fund 2040+, which shall consist of one class of shares designated as "Investor Class" shares, and Payden/Kravitz Cash Balance Plan Fund, which shall consist of two classes of shares designated as "Institutional Class" shares and "Adviser Class" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by


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the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".

         The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.



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Joan A. Payden                          Christopher N. Orndorff


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W. D. Hilton, Jr.                       Dennis C. Poulsen


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J. Clayburn La Force                    Stender E. Sweeney


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Gerald S. Levey, M.D.                   Mary Beth Syal


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Thomas V. McKernan, Jr.